UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AVISTA CORPORATION

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Hydro One Limited

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Hydro One To Acquire Avista Creating a North American Utility Leader July 19, 2017 A preliminary short form prospectus containing important information relating to securities described in this document has not yet been filed with the securities regulatory authorities in each of the provinces and territories of Canada. A copy of the preliminary short form prospectus is required to be delivered to any investor that received this document and expressed an interest in acquiring the securities. There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision. The securities described in this document may not be offered or sold in the United States.

Disclaimers and cautionary statements A preliminary short form prospectus containing important information relating to securities described in this document has not yet been filed with the securities regulatory authorities in each of the provinces and territories of Canada. A copy of the preliminary short form prospectus is required to be delivered to any investor that received this document and expressed an interest in acquiring the securities. There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision. The securities described in this document may not be offered or sold in the United States. Unless otherwise specified, all references to “$” or “C$” in this presentation are to Canadian dollars and all references to “US$” in this presentation are references to United States dollars. Any graphs, tables or other information in this presentation demonstrating the historical performance of Hydro One Limited or Hydro One Inc. or any other entity contained in this presentation are intended only to illustrate past performance of such entities and are not necessarily indicative of future performance of Hydro One Limited, Hydro One Inc. or such entities. In this presentation, “Hydro One” refers to Hydro One Limited and its subsidiaries and other investments, taken together as a whole. Additional Information and Where to Find It: This presentation may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this presentation is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting AVISTA Corporation, Avista Corp. 1411 East Mission Avenue P.O. Box 3727. Spokane, WA 99220. Avista’s filings with the SEC are also available on Avista’s website at: http://www.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Participants in the Solicitation of Proxies: This presentation is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 23, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at http://www.hydroone.com and also under its profile on SEDAR and www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources indicated in Additional Information and Where to Find It. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Disclaimers and cautionary statements (continued) Forward-Looking Information: This presentation contains “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws of the U.S. and Canada, respectively. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward looking statements and forward looking information. Forward looking statements and forward looking information are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. The forward looking statements and forward looking information in this presentation include, without limitation, statements relating to Hydro One’s proposed merger transaction with Avista and expectations regarding timing and benefits thereof, earnings per share accretion, increases in regulated assets and earnings, financing intentions, strength of credit metrics, scale and diversification, capital expenditures, rate base growth, industry and geographic trends and forecasts, financing plans, stakeholder commitments, stockholder and regulatory approvals, and the completion of the proposed merger transaction. These statements reflect Hydro One and Avista’s management’s current beliefs and are based on information currently available to the management teams. Forward looking statements and forward looking information involve significant risk, uncertainties and assumptions. Certain factors or assumptions have been applied in drawing the conclusions contained in the forward looking statements and forward looking information. Hydro One and Avista caution readers that a number of factors could cause actual results, performance or achievement to differ materially from the results discussed or implied in the forward looking statements and forward looking information. Important factors that could cause actual results, performance and results to differ materially from those indicated by any such forward looking statements and forward looking information include risks and uncertainties relating to the following: (i) the risk that Avista may be unable to obtain shareholder approval for the proposed merger transaction or that Hydro One or Avista may be unable to obtain governmental and regulatory approvals required for the proposed merger transaction, or may be unable to obtain those approvals on favorable terms; (ii) the risk that the required shareholder, governmental or regulatory approvals may delay the proposed merger transaction; (iii) the risk that a condition to the closing of the proposed merger transaction may not be satisfied or the merger agreement may be terminated prior to closing; (iv) the timing to consummate the proposed transaction; (v) disruption from the proposed merger transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers; (vi) risks associated with the loss and ongoing replacement of key personnel; (vii) the diversion of management time and attention on the transaction; (viii) general worldwide economic conditions and related uncertainties; (ix) the effect and timing of changes in laws or in governmental regulations (including environmental and tax laws and regulations); (x) the risk that financing necessary to fund the proposed merger transaction may not be obtained or may be more difficult and costly to obtain than anticipated; (xi) the impact of acquisition-related expenses; (xii) the ability to maintain an investment grade credit rating; (xiii) the ability to maintain dividend payout ratios; and (xiv) other factors discussed or referred to in the “Risk Factors” section of Hydro One’s most recent annual management’s discussion and analysis of financial results filed with securities regulators in Canada and available under Hydro One’s profile at www.sedar.com. The foregoing list is not exhaustive and other unknown or unpredictable factors could also have a material adverse effect on the performance or results of Hydro One or Avista. Additional risks and uncertainties will be discussed in the proxy statement and other materials that Avista will file with the SEC in connection with the proposed merger transaction, or in material Hydro One will file with securities regulatory authorities in Canada. There can be no assurance that the proposed merger transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward looking statements or forward looking information, and actual outcomes and results may differ materially from what is expressed, implied or forecasted in these forward-looking statements and forward looking information. For additional information with respect to certain of the risks or factors, reference should be made to Hydro One’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, available at www.sedar.com and Avista’s filings with the SEC available at www.sec.gov. Except as required by law, each of Hydro One and Avista disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Measures: Hydro One Limited and Hydro One Inc. prepare and present financial statements in accordance with U.S. GAAP. This presentation refers financial measures, such as Adjusted EPS, EBITDA and “FFO” or “Funds from Operations”, which are not recognized under U.S. GAAP and which may not be comparable to similar measures presented by other companies. Funds from Operations should not be considered in isolation nor as a substitute for analysis of Hydro One’s financial information reported under U.S. GAAP. For more information, see “Non-GAAP Measures” in Hydro One’s annual and interim Management Discussion and Analysis.

Agenda Executive Summary of Transaction Avista Overview Strategic Rationale Commitment to Customers, Communities and Employees Indicative Timeline 1 2 3 4 5

Highlights of the transaction Transaction brings together two industry-leading regulated utilities with over 230 years of collective operational experience, similar corporate cultures and shared values Increased growth profile through expansion of Hydro One into complementary and diversified regulated assets, including natural gas LDCs Accretive to earnings per share and cash flow for Hydro One in the first full year post closing Significant increases in stable earnings through fully regulated utility operations in constructive regulatory jurisdictions Establishes one of North America’s largest regulated utilities with over C$32 billion (US$25 billion) in assets (pro forma) Combined entity expected to maintain strong investment-grade credit ratings Efficiencies through enhanced scale, innovation, shared IT systems and increased purchasing power provide cost savings opportunities 1 2 3 4 5 6

Transaction details Key transaction terms Offer price of US$53.00 per Avista common share in cash Represents a 24% premium to Avista’s closing price on 18 July, 2017 of US$42.74 Equity purchase price of US$3.4 billion (C$4.4 billion) Total enterprise value of US$5.3 billion (C$6.7 billion), including Avista debt assumed Financing plan All cash transaction Proposed transaction contemplates use of short, medium, and long term U.S. denominated debt totaling US$2.6 billion (C$3.4 billion), as well as C$1.4 billion in Contingent Convertible Debentures to fulfill equity component requirement Governance Avista management will remain in place Formation of a subsidiary board which will represent the interests of Avista’s service territories and the communities it serves No changes in Hydro One management Timing and approvals Will seek approvals from all five state regulators and FERC prior to closing All regulatory requests for approvals will be filed concurrently Expected closing date in the second half of 2018

Financing plan

Planned Transaction Financing Structure



Hydro One Ltd.
Contingent Convertible Debentures ~C$1.4B
Hydro One Inc.
C$3.4B Proceeds
Canadian SubCo
U.S. HoldCo
US$ Denominated 5-Year Notes
US$ Denominated 10-Year Notes
US$ Denominated 30-Year Notes
Avista

- Transaction structure intended to provide clarity and minimize execution risk
- Planned financing contemplates a combination of 5-year, 10-year and 30-year US$ denominated notes in order to balance maturities and create a natural currency hedge
  - US$ denominated debt issued in the US by the Canadian Sub Co.
- Hydro One and Avista expected to maintain a strong investment grade status
- Contingent convertible debenture component fulfills 100% of Hydro One's equity financing requirements for the transaction

All cash transaction with a financing structure that allows Hydro One to maintain a strong investment grade status

One of North America's Largest Electric Utilities 6 TSX: H

Avista overview Avista is a regulated utility headquartered in Spokane, WA Avista Utilities, an operating division of Avista supplying retail electric and natural gas service to customers in Washington, Idaho, Oregon and Montana service territories 30,000 square miles and population of 1.6 million Avista Utilities owns 2,072 MW of regulated electric generation Alaska Electric Light & Power (AEL&P), serving customers in the Juneau, Alaska area 16,482 electric customers AEL&P owns and operates 119 MW of regulated generation capacity Employs ~2,000 people Regulated and primarily clean, renewable generation fleet Avista Service Area Service territories across WA, OR, ID, AK, and MT Business Overview Growing regulated business with a geographically diverse customer base, supported by one of the lowest electricity rates in the US MT WA OR CA NV ID WY UT BC AB SK Portland Olympia Seattle Boise Helena Salt Lake City Vancouver Power Plants Gas Pipelines Transmission Lines Electric Service Area Electric / Natural Gas Service Area Natural Gas Service Area Transmission Line Project Juneau Sitka Anchorage AK Note: Avista has de minimis retail operations in Montana

Avista financial & operating overview Includes combined electric and gas customers Based on maximum capacity and excludes Alaska generation 2016 Customers 2016 Electric Generation2 2016 Rate Base 2016 Rate Base by State Strong financial profile together with a diverse and growing regulated rate base Financial Highlights 2016A Revenue $1,824 EBITDA $570 Net Income $174 Electric Gas Allowed ROE WA 9.50% 9.50% ID 9.50% 9.50% OR -- 9.40% AK 12.88% -- (C$ in mm)

Strategic rationale 1 Building quality regulated asset scale Maintains revenue base as nearly all regulated Earnings and cash flow accretion in the first full year following close, excluding transaction costs Increases Hydro One’s total assets pro forma by C$6.8B (26.6%) Establishes top tier North American utility profile Hydro One expected to continue growing dividend and to maintain 70-80% dividend payout ratio 2 Diversification Increases geographic, economic, regulatory and asset diversification Adds complementary and growing gas distribution Provides exposure to regulated and predominantly clean generation 3 Shared cultures and values Strong, experienced management team with proven track record Common and long-established history between the Companies (over 230 years of collective operational experience) Management teams enjoy a deep cultural fit and strong dedication to their respective communities 4 Innovation and knowledge transfer Leadership position in innovation in the utility sector Cost savings and sharing of research and development initiatives Leveraging of technology and sharing of best practices

1 | 2 | 3 | 4 hydroOne

Sizeable increases in stable regulated earnings

- **Planned pro forma investments of over C$10 billion in T&D through 2021**

Pro Forma Capital Expenditures ('17E-'21E)
C$ in millions


2017—2021 est. CAGR: ~5%
$2,280
$2,296
$2,506
$2,525
$2,746
$546
$517
$518
$512
$511
$1,734
$1,779
$1,988
$2,013
$2,235
2017E
2018E
2019E
2020E
2021E
Hydro One
Avista

Pro Forma Rate Base ('17E-'21E)
C$ in millions


2017—2021 est. CAGR: ~6%
$22,640
$23,981
$25,224
$26,688
$28,168
$3,968
$4,157
$4,339
$4,548
$4,776
$18,672
$19,824
$20,885
$22,140
$23,392
2017E
2018E
2019E
2020E
2021E
Hydro One
Avista

Avista's capital program will further enhance scale, strengthen quality of asset mix and reinforce Hydro One's growth profile

One of North America's Largest Electric Utilities 11 TSX: H

Regulatory diversity 1 2 3 4 Avista’s assets provide an opportunity to expand and diversify the footprint to new regulatory jurisdictions with higher ROEs and attractive allowed capital structures Current Rate Base1 Allowed ROE Equity Capitalization WA $ 2,286.6 M 9.50% 48.50% OR $ 277.6 M 9.40% 50.00% ID $ 1,155.5 M 9.50% 50.00% AK $ 157.4 M 12.88% 53.80% $ 17,831 M 8.78% 40.00% ON Note: Avista has de minimis retail operations in Montana and will seek approval from Montana regulators 1. Exchange rate of C$/US$1.264 (C$)

Shared culture and values 1 2 3 4 Scott Morris Chairman, President and CEO Scott is an experienced utility executive who has served in a variety of leadership positions since joining Avista in 1981 He began his career in the company’s utility marketing division and has served in leadership positions throughout the company Scott currently chairs the Federal Reserve Bank of San Francisco, Seattle branch, and the Board of Trustees for Gonzaga University. He also serves on the boards of Greater Spokane Incorporated, Edison Electric Institute, Washington Round Table and the American Gas Association Exceptional cultural fit will allow for a low risk transition and an enhanced ability to quickly find and address areas of mutual benefit that don’t compromise either entities’ values Hydro One will benefit from the team assembled by Scott of well respected industry leaders who have delivered consistent shareholder value Seasoned leadership team at Avista with an average service of 18 years for the 13 officers Hydro One and Avista management teams enjoy a similar cultural fit and strong dedication to their respective communities with many volunteering on city, region and state committees/initiatives Both companies share a common heritage of over 100 years rooted in hydro generated electric power

1 | 2 | 3 | 4 hydroOne

Innovation and knowledge transfer

- **Avista is a proven leader in utility innovation with a deep track record of investments in advanced technologies, including energy management solutions**

Itron

- Avista is the founder of **Itron**, now a global supplier of smart meters with revenues of ~US$2 billion and total enterprise value of ~US$2.9 billion
- Sold 24.8 million units in 2016

ReliOn

- Started a fuel cell system business, **ReliOn**
- Sold to Plug Power in 2014

ecova

- Grew an energy management services company, **Ecova**, into one of the leaders in the space
- Acquired by Cofely USA, a subsidiary of ENGIE, for more than US$325 million in 2014




- Providing 272 EV charging stations as part of a 2-year pilot project
- Testing an energy storage system using battery technology

urbanova
rethinking cities

- Developing a "living laboratory for smart city innovation" in collaboration with the City of Spokane and Washington State University and others, called **Urbanova**
  - New technology development focusing in areas such as: a microgrid, solar generation, storage, energy efficient building technology, and advanced metering for electricity/gas/water

Opportunity to reduce operating costs and gain strategic benefits by leveraging and sharing innovation and best practices

One of North America's Largest Electric Utilities 15 TSX: H

Commitment to customers, communities and employees Customers Customer rates in the markets served by Hydro One and Avista will be unaffected by transaction costs An enhanced transmission and distribution system will achieve operational excellence leading to cost savings over time Greater financial capacity will support needed additional investments in energy infrastructure and technology to provide for safe, high quality and reliable service Communities Both companies will continue to take their responsibility as good corporate citizens very seriously This transaction will preserve and in some cases increase the commitment to philanthropy and economic development in the communities served Hydro One has committed to do even more, doubling Avista’s current levels of community contribution Employees Hydro One and Avista will maintain existing brands, headquarters and employee bases Avista’s Board of Directors will continue to have significant Pacific Northwest representation Scott Morris will be CEO and Chairman of Avista, Mayo Schmidt will continue to be CEO of Hydro One Committed to maintaining high quality, increasing efficiencies, preserving jobs, and supporting communities and regional economic development

Indicative timeline to transaction close Develop and Initiate Transition Implementation Plans Initiate Federal and State Regulatory Filings Avista Files Proxy Statement Avista Shareholder Approval Receive Regulatory Approvals (State: WUTC, PUCO, IPUC, RCA, PSCSM; Federal: FERC, CFIUS and HSR) Q3 2017 Q4 2017 Q1 2017 Q2 2018 Transaction expected to close in the second half of 2018 with federal and state regulatory approval filings expected to occur concurrently for all jurisdictions Transaction Announcement Note: WUTC (Washington Utilities and Transportation Commission), OPUC (Oregon Public Utility Commission), IPUC (Idaho Public Utilities Commission), RCA (Regulatory Commission of Alaska ), PSCSM (Public Service Commission of the State of Montana), FERC (U.S. Federal Energy Regulatory Commission), CFIUS (Committee on Foreign Investment in the United States ) and HSR (U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976) Transaction Close (2H 2018)

Hydro One To Acquire Avista Creating a North American Utility Leader July 19, 2017